Exhibit 8.1

Registrant's Subsidiaries

•	Allendale Investment S.A., incorporated in Panama.

•	Alterwall Business Inc., incorporated in Panama.

•	Prospero Maritime Inc., incorporated in the Marshall Islands.

•	Xingang Shipping Ltd., incorporated in Liberia.

•	Manolis Shipping Ltd., incorporated in the Marshall Islands.

•	Eternity Shipping Company, incorporated in the Marshall Islands.

•	Pilory Associates Corp., incorporated in Panama.

•	Tiger Navigation Corp., incorporated in the Marshall Islands.

•	Noumea Shipping Ltd, incorporated in the Marshall Islands.

•	Saf-Concord Shipping Ltd., incorporated in Liberia.

•	Eleni Shipping Ltd., incorporated in Liberia.

•	Pantelis Shipping Corp., incorporated in Liberia.

•	Aggeliki Shipping Ltd., incorporated in Liberia.

•	Joanna Maritime Ltd., incorporated in Liberia.

•	Eirini Shipping Ltd., incorporated in Liberia.

•	Ultra One Shipping Ltd., incorporated in Liberia.

•	Ultra Two Shipping Ltd., incorporated in Liberia.

•	Kamsarmax One Shipping Ltd., incorporated in the Marshall Islands.

•	Kamsarmax Two Shipping Ltd., incorporated in the Marshall Islands.